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Exhibit 10.3

                             PROCYTE CORPORATION

                1991 RESTATED STOCK OPTION PLAN FOR NONEMPLOYEE
                                  DIRECTORS


                              ARTICLE I - PURPOSE

     The purpose of the ProCyte Corporation 1991 Restated Stock Option Plan for Nonemployee Directors (the "Plan") are to attract and retain the services of experienced and knowledgeable nonemployee directors of ProCyte Corporation (the "Corporation") and to provide an incentive for such directors to increase their proprietary interest in the Corporation's long-term success and progress.

                     ARTICLE II - SHARES SUBJECT TO THE PLAN

     The total number of shares of common stock (the "Shares") of the Corporation for which options may be granted under the Plan is 200,000, subject to adjustment in accordance with Article IV hereof. Such Shares shall be shares presently authorized but unissued or subsequently acquired by the Corporation and shall include shares representing the unexercised portion of any option granted under the Plan which expires or terminates without being exercised in full.

                     ARTICLE III - ADMINISTRATION OF THE PLAN

     The administrator of the Plan (the "Plan Administrator") shall consist of a committee appointed by the Board of Directors of the Corporation (the "Board"). Subject to the terms of the Plan, the Plan Administrator shall have the power to construe the provisions of the Plan, to determine all questions arising thereunder and to adopt and amend such rules and regulations for the administration of the Plan as it may deem desirable.

                      ARTICLE IV - PARTICIPATION IN THE PLAN

     Each Director of the Corporation elected or appointed who is not otherwise an employee of the Corporation or any subsidiary (an "Eligible Director") shall be eligible to receive the following option grants under the
Plan:

     1. Initial Grants

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     An option to purchase 25,000 Shares (if granted prior to September 4,
1996) or 12,000 Shares (if granted on or after September 4, 1996) (as adjusted pursuant to Article VI hereof) (an "Initial Grant") shall be granted to

     (a) each Eligible Director immediately following the Board's approval of the Plan, and

     (b) each Eligible Director upon the earlier of such Eligible Director's initial election or appointment.

2.   ADDITIONAL AND SUPPLEMENTAL GRANTS

     Once an Eligible Director's Initial Grant for 25,000 Shares becomes fully vested, provided such vesting occurs prior to September 4, 1996, such Eligible Director shall automatically receive an additional grant (an "Additional Grant") of an option for the acquisition of 18,000 Shares immediately following the annual meeting of shareholders of the Corporation as specified in the Corporation's Bylaws (an "Annual Meeting") at which an option previously granted thereunder becomes fully vested.

     Each Eligible Director in office on September 4, 1996 who will have continuously served as an Eligible Director for at least five years as of September 4, 1996, shall automatically receive the grant of an option to purchase 6,000 Shares (a "Supplemental Grant") on September 4, 1996.

     3. ANNUAL GRANTS

     Commencing with the 1997 Annual Meeting, each Eligible Director shall automatically receive an option to purchase 6,000 Shares immediately following each year's Annual Meeting (each an "Annual Grant"); provided that any Eligible Director who received an Initial Grant for 25,000 Shares, or who received an Initial Grant for 12,000 Shares within four months of an Annual Meeting, shall not receive an Annual Grant until immediately following the Annual Meeting at which such Initial Grant becomes fully vested.

                           ARTICLE V - OPTIONS TERMS

     Each option granted under the Plan and the issuance of Shares thereunder shall be subject to the following terms:

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1.   OPTION AGREEMENT

     Each option granted under the Plan shall be evidenced by an option agreement (an "Agreement") duly executed on behalf of the Corporation and by the Eligible Director to whom such option is granted. Each Agreement shall comply with and be subject to the terms and conditions of the Plan. Any Agreement may contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Plan Administrator.

2.   OPTION EXERCISE PRICE

     The option exercise price for an option granted under the Plan shall be the fair market value of the Shares covered by the option at the time the option is granted. For purposes of the Plan, "fair market value" shall mean the average between the high and low sale prices quoted on the day of grant on the National Association of Securities Dealers Automated Quotation System or the closing price on the principal exchange on which such Shares are then traded.

3.   TIME AND MANNER OF EXERCISE OF OPTION

     Each Initial Grant for 25,000 Shares and each Additional Grant shall vest and become exercisable in accordance with the following schedule and vested portions may be exercised in full at one time or in part from time to time:


     PERIOD OF OPTIONEE'S CONTINUOUS
Service as a Director With the Corporation          PORTION OF GRANT
   FROM THE DATE THE OPTION IS GRANTED             THAT IS EXERCISABLE
   -----------------------------------             -------------------
First Subsequent Annual Meeting After Grant              33-1/3%
Second Subsequent Annual Meeting After Grant             66-2/3%
Third Subsequent Annual Meeting After Grant                100%


     Provided that if such Initial Grant is made within four months of an Annual Meeting, the Initial Grant shall not begin to vest until the second subsequent Annual Meeting after grant and shall vest ratably upon the second, third and fourth subsequent Annual Meetings after grant.

     Subject to shareholder approval of the Plan as amended on September 4, 1996, each Initial Grant for 12,000 Shares and each Supplemental Grant and Annual Grant shall vest and become exercisable upon the first subsequent Annual Meeting after grant; provided that if such Initial Grant is made within four months of an Annual

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Meeting, the Initial Grant shall vest and become exercisable upon the second
Annual Meeting after grant.

     If the shareholders of the Corporation fail to approve the Plan at the next Annual Meeting, all options granted hereunder shall be deemed null and void. Any option may be exercised by giving written notice, signed by the person exercising the option, to the Corporation stating the number of Shares with respect to which the option is being exercised, accompanied by payment in full for such Shares, which payment may be in whole or in part in cash, check or (i) shares of the Common Stock of the Corporation already owned for at least six (6) months by the person exercising the option, valued at fair market value at the time of such exercise, or (ii) delivery of a properly executed exercise notice, together with irrevocable instructions to a broker, all in accordance with the regulations of the Federal Reserve Board, to properly deliver to the Corporation the amount of sale or loan proceeds to pay the exercise price and any federal, state or local withholding tax obligations that may arise in connection with the exercise.

4.   TERM OF OPTIONS

     Each option shall expire not more than ten (10) years from the date of the granting thereof, but shall be subject to earlier termination as follows:

     (a) In the event of the death of an optionee, the unvested portion of the option granted to such optionee shall terminate immediately and the vested portion of the option granted to such optionee may be exercised only within one (1) year after the date of death of such optionee or prior to the date on which the option expires by its terms, whichever is earlier, by the estate of such optionee, or by any person or persons whom the optionee shall have designated in writing on forms prescribed by and filed with the Corporation, or if no such designation has been made by the person or persons to whom the optionee's rights have passed, by will or the laws of descent and distribution.

     (b) In the event that an optionee has ceased to be a Director of the Corporation, the unvested portion of the option granted to such optionee shall terminate immediately and the vested portion of the option granted to such optionee may be exercised by him or her only within one (1) year after the date such optionee ceased to be a Director of the Corporation or prior to the date on which the option expires by its terms, whichever is earlier.

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5.   TRANSFERABILITY

     The right of any optionee to exercise an option granted to him or her under the Plan may not be assigned, pledged or transferred by any such optionee otherwise than (a) by will or the laws of descent and distribution,
(b) in accordance with the terms of a domestic relations order as defined in the Internal Revenue Code of 1986, as amended, or (c) by gift or other transfer to either (i) a spouse or other immediate family member or (ii) any trust, partnership or other entity in which the original optionee or such person's spouse or other immediate family member has a substantial beneficial interest; provided that any option so assigned or transferred shall be subject to all the same terms and conditions contained in the Plan. Any option granted under the Plan shall be exercisable during the lifetime of the optionee only by the optionee or a permitted transferee or assignee. Any attempt to assign, pledge, transfer, hypothecate or otherwise dispose of any option under this Plan or of any right or privilege conferred thereby, contrary to the provisions of this Plan, or the sale or levy or any attachment or any similar process upon the rights and privileges conferred hereby, shall be null and void.

6.   HOLDING PERIOD

     If an individual subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") sells shares of Common Stock obtained upon the exercise of any option granted under this Plan within six (6) months after the date the option was granted, such sale may result in short swing profit recovery under Section 16(b) of the Exchange.

7.   PARTICIPANT'S OR SUCCESSOR'S RIGHTS AS SHAREHOLDER

     Neither the recipient of an option under the Plan nor his or her successor(s) in interest shall have any rights as a shareholder of the Corporation with respect to any Shares subject to an option granted to such person until such person becomes a holder of record of such Shares.

8.   REGULATORY APPROVAL AND COMPLIANCE

     The Corporation shall not be required to issue any certificate or certificates for Shares upon the exercise of an option granted under the Plan, or record as a holder of record of Shares the name of the individual exercising an option under the Plan, without obtaining to the complete satisfaction of the Plan Administrator the approval of all regulatory bodies deemed necessary by the Plan Administrator, and without complying, to the Plan Administrator's complete satisfaction, with all rules and

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regulations under federal, state or local law deemed applicable by the Plan
Administrator.

                       ARTICLE VI - CAPITAL ADJUSTMENTS

     The aggregate number of Shares with respect to which options may be granted under the Plan, as provided in Article II, the additional aggregate number of Shares with respect to which an option may be granted under the Plan as provided in Article IV, the number of Shares subject to each outstanding option and the price per share specified in each such option shall all be proportionally adjusted for any increases or decreases in the number of issued shares of the Corporation's common stock resulting from a subdivision or consolidation of shares or any other similar capital adjustments, the payment of a stock dividend, or other increase or decrease in such shares effected without receipt of consideration by, or a merger or consolidation of, the Corporation, or the sale of all or substantially all of the assets of, or the liquidation of, the Corporation.

                      ARTICLE VII - EXPENSES OF THE PLAN

     All costs and expenses of the adoption and administration of the Plan shall be borne by the Corporation, and none of such expenses shall be charged to any optionee.

                   ARTICLE VIII - APPROVAL OF SHAREHOLDERS

     The Plan shall be effective upon adoption by the Board so long as it receives any required approval by the holders of a majority of the Corporation's outstanding shares of voting capital stock at the next Annual Meeting.

                                ARTICLE IX

                         COMPLIANCE WITH RULE 16b-3

     It is the intention of the Corporation that the Plan comply in all respects with the requirements for a "formula plan" within the meaning attributed to that term for purposes of Rule 16b-3 promulgated under Section 16(b) of the Exchange Act. Therefore, if any Plan provision is later found not to be in compliance with such requirements, that provision shall be deemed null and void, and in all events the Plan shall be construed in favor of its meeting such requirements.

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              ARTICLE X - TERMINATION AND AMENDMENT OF THE PLAN

     The Board may amend, terminate or suspend the Plan at any time, in its sole and absolute discretion; provided, however, that if required to qualify the Plan as a formula plan for purposes of Rule 16b-3 promulgated under
Section 16 of the Exchange Act, no amendment may be made more than once every six months that would change the amount, price or timing of Grants any option granted under the Plan, other than to comport with changes in the Internal Revenue Code of 1986, as amended, or the rules and regulations promulgated thereunder; and provided, further, that if required by any applicable law or regulation, no amendment that would

     (a) materially increase the number of Shares that may be issued under the Plan, or

     (b) otherwise require approval under any applicable law or regulation shall be made without the approval of the Corporation's shareholders.

     Adopted by the Board of Directors on September 27, 1991 and approved by the shareholders on May 8, 1992. Plan amended and restated by the Board of Directors on February 24, 1994 and approved by the shareholders on May 10, 1994. Plan amended and restated by the Board of Directors on September 4,
1996 and approved by the shareholders on               .

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